UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2016, xG Technology, Inc. (the “Company”) entered into amendments with certain investors to the following Warrant Agreements: (1) Series A Warrant to Purchase Common Stock, dated August 19, 2015 and (2) Warrant to Purchase Common Stock, dated February 29, 2016, (the “Warrants,” and each amended Warrant, a “Warrant Amendment”). Each of the Warrants was amended to change the Exercise Price to $0.07. Except for the reduction in the Exercise Price in each of the Warrants, there were no other amendments to the Warrants and all other provisions were unchanged and remain in full force and effect.

The foregoing descriptions of the Warrant Amendments are not complete and are qualified in their entirety by reference to forms of such agreements, which are filed herewith as Exhibits 4.1 and 4.2, respectively, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 4.1	Form of Amendment, dated April 29, 2016, to Series A Warrant to Purchase Common Stock of xG Technology, Inc., dated August 19, 2015
Exhibit 4.2	Form of Amendment, dated April 29, 2016, to Warrant to Purchase Common Stock of xG Technology, Inc., dated February 29, 2016
Exhibit 99.1	Notice to Holders of Series A Warrants to Purchase Common Stock, dated April 29, 2016
Exhibit 99.2	Notice to Holders of Warrants to Purchase Common Stock, dated April 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer